Exhibit 10.5

Equity Pledge Agreement

This EQUITY PLEDGE AGREEMENT, (this “Agreement”), dated July 31, 2019, is made in Tianjin, the People’s Republic of China (“PRC”) by and among:

Party A: Chain Cloud Mall Network and Technology (Tianjin) Co., Ltd.

A-19 Zhongguancun Kexin Industrial Park, Shuangjie Town, Beichen District, Tianjin

Party B: Kai Xu;

Party C: Chain Cloud Mall E-commerce (Tianjin) Co., Ltd.

A-19 Zhongguancun Kexin Industrial Park, Shuangjie Town, Beichen District, Tianjin

(Party B is referred to as “Pledgor” hereinafter; Party A is referred to as “Pledgee” hereinafter; and either the Pledgor or the Pledgee is individually referred to as a “Party” and collectively referred to as the “Parties”.)

Whereas,

(1)	Chain Cloud Mall E-commerce (Tianjin) Co., Ltd. (“E-commerce Tianjin”) is a limited liability company duly incorporated and validly existing under the PRC laws, with the registered share capital of RMB 188.88 million.

(2)	The Pledgor holds 10% of total equity interests of E-commerce Tianjin. The amount of pledged debt equals the value of the Pledged Equity Interests as defined below, together with obligations under the relevant agreements.

(3)	The Pledgee is a wholly foreign owned company duly incorporated and existing under the laws of the PRC.

(4)	The Pledgee and E-commerce Tianjin entered into an Exclusive Technology Consulting and Service Agreement on July 31, 2019 (“Services Agreement”).

(5)	The Pledgor, E-commerce Tianjin and the Pledgee entered into an Exclusive Purchase Option Agreement on July 31, 2019 (“Exclusive Purchase Option Agreement”). In addition, the Pledgor delivered the Power of Attorney to the Pledgee on July 31, 2019 (“Power of Attorney”, together with the Services Agreements and Exclusive Purchase Option Agreement, collectively referred as “Master Agreement”).

(6)	In order to secure the Pledgor’s performance of his obligations under this Agreement and the Master Agreement, and in order to ensure E-commerce Tianjin to be able to perform its obligations under the Services Agreements, the Pledgor hereby pledges all the equity interests held by him in E-commerce Tianjin as the guaranty for his and/or E-commerce Tianjin’s performance of obligations under the Master Agreement.

NOW, THEREFORE, the Parties hereby agree as follows through friendly negotiations:

1.	Definition

Unless otherwise specified herein, the following words shall have the meanings as follows:

1.1	Pledge Right: means the priority right the Pledgee owns, with respect to the proceedings arising from selling at a discount, auction of, or selling off the equity interests pledged by the Pledgor to the Pledgee.

1.2	Pledged Equity Interests: means all the equity interests duly held by the Pledgor in E-commerce Tianjin, i.e. 10% equity interests of E-commerce Tianjin, as well as all the other rights created over it.

1.3	Term of Pledge: means the period of term specified in Article 3 hereof.

1.4	Event of Default: means any of the circumstances listed in Article 7 hereof.

1.5	Notice of Default: means any notice issued by the Pledgee to the Pledgor in accordance with this Agreement specifying an Event of Default.

2.	Pledge Right and Scope of Guaranty

2.1	The Pledgor agrees to pledge all the Pledged Equity Interests to the Pledgee as the guaranty for his and/or E-commerce Tianjin’s performance of all the obligations under the Master Agreement and all the liabilities of indemnification to the Pledgee which may arise due to the invalidity or cancellation of the Master Agreement. E-commerce Tianjin agrees with such equity pledge arrangement.

2.2	The effect of guaranty under the Master Agreement will not be prejudiced by any amendment or change of the Master Agreement. The invalidity or cancellation of the Master Agreement does not impair the validity of this Agreement. In the event that the Master Agreement is deemed as invalid, or cancelled or revoked for any reason, the Pledgee is entitled to realize its pledge right in accordance with Article 8 hereof.

3.	Creation and Term of Pledge
3.1	The Pledge Right hereunder shall be reflected on the register of shareholders and the capital contribution certificate in accordance with the form as attached to this Agreement.

3.2	The term of the Pledge Right is effective from the registration of pledge of equity interests with the Administration for Industry and Commerce of the place where E-commerce Tianjin is registered, till the day on which all the obligations under the Master Agreement are fully performed (“Term of Pledge”).

3.3	During the Term of Pledge, if the Pledgor and/or E-commerce Tianjin fails to perform any obligation under or arising from the Master Agreement, the Pledgee has the right to dispose of the Pledge Right in accordance with Article 8 hereof.

4.	Possession of Pledge Certificates
4.1	The Pledgor shall deliver the register of shareholders and capital contribution certificate of E-commerce Tianjin which reflects the pledge of equity interests as mentioned in above Article 3 within three (3) business days from the execution of this Agreement, to the Pledgee for its possession, and the Pledgee is obligated to keep the received pledge documents.

4.2	The Pledgee is entitled to all the proceeds in cash including the dividends and all the other non-cash proceeds arising from the Pledge Equity Interests since July 31, 2019.

5.	Representations and Warranties of the Pledgor
5.1	The Pledgor is the legal owner of Pledged Equity Interests.

5.2	Once the Pledgee intends to exercise the rights of the Pledgee under this Agreement anytime, it shall be protected from any interference from any other party.
5.3	The Pledgee has the right to dispose of or transfer the Pledge Right in the way as described hereunder.

5.4	The Pledgor has never created any other pledge right or any other third party right over the Pledged Equity Interests except towards the Pledgee.
6.	Covenants from the Pledgor
6.1	During the term of this Agreement, the Pledgor covenants to the Pledgee as follows:
6.1.1	Without prior written consent of the Pledgee, the Pledgor should not transfer the Pledged Equity Interests, or create or allow creation of any new pledge or any other security upon the Pledged Equity Interests which may impair the rights and/or interest of the Pledgee, except for the transfer of Pledged Equity Interests to the Pledgee or the person designated by the Pledgee in accordance with the Exclusive Purchase Option Agreement.

6.1.2	The Pledgor shall abide by and exercise all the provisions of laws and regulations in relation to the pledge of rights, and shall present the Pledgee any and all notices, directions or suggestions issued by related competent authorities within two (2) days upon the receipt of such notices, directions or suggestions, and shall comply with such notices, directions or suggestions, or present its opposite opinions and representations regarding the above mentioned issues according to the reasonable request of the Pledgee or with the consent from the Pledgee;

6.1.3	The Pledgor shall give prompt notice to the Pledgee regarding any occurrence or received notice which may influence the Pledged Equity Interests or any part of the Pledged Equity Interests held by the Pledgee, or may change any warranties or obligations of the Pledgor under this Agreement or may influence the performance of obligations by the Pledgor hereunder.

6.2	The Pledgor agrees that, the right of the Pledgee to exercise of Pledge Right hereunder in accordance with this Agreement, shall not be interfered or impaired by any legal proceedings taken by the Pledgor, or the successor or designated person of the Pledgor or any other person.

6.3	The Pledgor warrants to the Pledgee that, in order to protect or consummate the guaranty provided by this Agreement regarding the performance of the Master Agreement, the Pledgor will faithfully sign, or cause any other party which is materially related to the Pledge Right to sign, any and all right certificates and deeds, and/or take, or cause any other party which is materially related to the Pledge Right to take, any and all actions, reasonably required by the Pledgee, and will facilitate the exercise of the rights and authorizations granted to the Pledgee under this Agreement, enter into any change to related equity certificate with the Pledgee or the Pledgee’s designated person (individual/legal person), and provide to the Pledgee any and all notices, orders and decisions as deemed necessary by the Pledgee.

6.4	The Pledgor undertakes to the Pledgee he will abide by and perform all representations, warranties and undertakings to protect the interests of the Pledgee. The Pledgor shall indemnify the Pledgee any and all losses suffered by the Pledgee due to the Pledgor’s failure or partial failure in performance of his representations, warranties or undertakings.

6.5	The Pledgor covenants to the Pledgee he assumes several and joint liabilities with respect to the obligations hereunder.

6.6	The Pledgor irrevocably agrees to waive the preemptive right with respect to the Pledged Equity Interests pledged by other shareholders of E-commerce Tianjin to the Pledgee, as well as the transfer of equity interests due to the exercise of Pledge Right by the Pledgee.

7.	Event of Default

7.1	Any of the following is deemed as an Event of Default:
7.1.1	E-commerce Tianjin fails to perform its obligations under the Master Agreement;

7.1.2	Any representation or warranty of the Pledgor under this Agreement is substantially misleading or untrue, and/or the Pledgor breaches any of his representations and warranties under this Agreement;

7.1.3	The Pledgor breaches its covenants hereunder;

7.1.4	The Pledgor breaches any provision hereof;

7.1.5	Except that the Pledgor transfers the equity interests to the Pledgee or the Pledgee’s designated person in accordance with the Exclusive Purchase Option Agreement, the Pledgor waives the Pledged Equity Interests or transfers the Pledged Equity Interests without the written consent from the Pledgee;

7.1.6	Any external borrowings, guaranty, indemnification, undertakings or any other liabilities of the Pledgor (1) is required to be repaid or exercised early due to its default; or (2) is not repaid or exercised when due, which makes the Pledgee reasonably believes that the ability of the Pledgor to perform his obligations under this Agreement has been impaired.

7.1.7	The Pledgor fails to repay general debts or other liabilities;

7.1.8	This Agreement is deemed to be illegal with promulgation of related laws, or the Pledgor is unable to continue to perform his obligations hereunder;

7.1.9	The consent, permit, approval or authorization from the competent authorities for making this Agreement enforceable, legal or valid is revoked, suspended, invalidated or materially amended;

7.1.10	Adverse change occur with respect to the assets of the Pledgor, which makes the Pledgee reasonably believes that the ability of the Pledgor to perform his obligations under this Agreement has been impaired.

7.1.11	Successor of the Pledgor or E-commerce Tianjin can only perform part of, or refuses to perform, its obligations under this Agreement.

7.1.12	Other circumstances occur which make the Pledgee unable to exercise or dispose of the Pledge Right in accordance with related laws.

7.2	In the event that is aware of or discover that any issue described in the above Article 7.1 or any other issue which may cause the occurrence of such mentioned issues has occurred, the Pledgor shall give a prompt written notice to the Pledgee.

7.3	Unless that the Event of Default specified in above Article 7.1 has been resolved to the satisfaction of the Pledgee, otherwise the Pledgee is entitled to (not obligated to) serve a Notice of Default to the Pledgor immediately following or any time after the occurrence of the Event of Default, to require the Pledgor and E-commerce Tianjin to immediately perform its obligations under the Master Agreement (including without limitation to payment of the due and unpaid debts and other amounts payable under the Services Agreements) or dispose of the Pledge Right in accordance with Article 8 hereof.

8.	Exercise of Pledge Right
8.1	Prior to the fulfillment of performance of the obligations under the Master Agreement, the Pledgor should not transfer the Pledged Equity Interests without the written consent of the Pledgee.

8.2	In the event of occurrence of the Event of Default described in above Article 7, the Pledgee shall give a Notice of Default to the Pledgor when exercising the Pledge Right. The Pledgee may exercise the right to dispose of the Pledge Right at the same time of or any time after the service of the Notice of Default.

8.3	The Pledgee has the right to sell in accordance with legal procedure or dispose of in the other way allowed by law the Pledged Equity Interests hereunder. If the Pledgee decides to exercise the Pledge Right, the Pledgor undertakes to transfer all of his shareholder rights to the Pledgee for exercise. In addition, the Pledgee has the priority to receive the proceedings arising from selling at a discount, auction of, or selling off the equity interests pledged by the Pledgor to the Pledgee according to the legal proceedings.

8.4	When the Pledgee is disposing of the Pledge Right in accordance with this Agreement, the Pledgor should not create any obstacle, and shall provide any necessary assistance to help the Pledgee to realize the Pledge Right.

9.	Transfer of Agreement
9.1	Unless with the prior consent from the Pledgee, the Pledgor has no right to grant or transfer any of his rights and obligations hereunder.

9.2	This Agreement is binding upon the Pledgor and his successor, as well as the Pledgee, and its successors and assignees permitted by the Pledgee.

9.3	The Pledgee is entitled to transfer any or all rights and obligations under the Master Agreement to any person (individual/legal person) designated by it at anytime. Under this circumstance, the assignee have the same rights and obligations as the Pledgee under this Agreement, as if such rights and obligations are granted to it as a party to this Agreement. When transferring the rights and obligations under the Services Agreements, this Agreement, the Exclusive Purchase Option Agreement and/or Power of Attorney, the Pledgor shall sign any and all related agreement and/or documents as required by the Pledgee.

9.4	With the change of pledgee due to the transfer, all the parties to the new pledge shall enter into a new pledge contract, which shall be substantially same to this Agreement in the content and to the satisfaction of the Pledgee.

10.	Effectiveness and Termination
10.1	This Agreement becomes effective on the date hereof. All Parties agree and confirm that the terms and conditions hereof become effective since July 31, 2019.

10.2	The Parties confirm that whether the pledge hereunder has been registered and recorded or not will not impair the effectiveness and validity of this Agreement.

10.3	This Agreement will terminate two (2) years after the Pledgor and /or E-commerce Tianjin no longer assume any liability under or arising from the Master Agreement.

10.4	Release of pledge shall be recorded accordingly on the register of shareholders of E-commerce Tianjin and related deregistration formalities shall be proceeded with at the Administration for Industry and Commerce of the place where E-commerce Tianjin is registered.

11.	Processing Fee and Other Costs

All fees and actual costs related to this Agreement, including not limited to legal fees, processing fee, duty stamp and all the other related taxes and expenses shall be borne by the Pledgor. If related taxes is borne by the Pledgee in accordance with laws, then the Pledgor shall fully indemnify the Pledgee all the taxes withheld by the Pledgee.

12.	Force Majeure
12.1	“Force Majeure Event” shall mean any event beyond the reasonable controls of the Party so affected, which are unpredictable, unavoidable, irresistible even if the affected Party takes a reasonable care, including but not limited to governmental acts, Act of God, fires, explosion, geographical variations, storms, floods, earthquakes, morning and evening tides, lightning or wars, riot, strike, and any other such events that all Parties have reached a consensus upon. However, any shortage of credits, funding or financing shall not be deemed as the events beyond reasonable controls of the affected Party.

12.2	In the event that the performance of this Agreement is delayed or interrupted due to the said Force Majeure Event, the affected Party shall be excused from any liability to the extent of the delayed or interrupted performance. The affected Party which intends to seek exemption from its obligations of performance under this Agreement or any provision of this Agreement shall immediately inform the other Party of such a Force Majeure Event and the measures it needs to take in order to complete its performance.

13.	Dispute Resolution
13.1	The formation, validity, performance and interpretation of this Agreement and the disputes resolution under this Agreement shall be governed by the PRC laws.

13.2	The Parties shall strive to settle any dispute arising from or in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after the request for consultation is made by any Party, any Party can submit such matter to China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective rules. The arbitration shall take place in Beijing. The arbitration award shall be final and binding upon all the Parties.

14.	Notices

Notices or other communications required to be given by any Party pursuant to this Agreement shall be made in writing and delivered personally or sent by mail or facsimile transmission to the addresses of the other Parties set forth below or other designated addresses notified by such other Parties to such Party from time to time. The date when the notice is deemed to be duly served shall be determined as the follows: (a) a notice delivered personally is deemed duly served upon the delivery; (b) a notice sent by mail is deemed duly served on the seventh (7th) day after the date when the air registered mail with postage prepaid has been sent out (as is shown on the postmark), or the fourth (4th) day after the delivery date to the internationally recognized courier service agency; and (c) a notice sent by facsimile transmission is deemed duly served upon the receipt time as is shown on the transmission confirmation of relevant documents.

If to the Pledgee: Chain Cloud Mall Network and Technology (Tianjin) Co., Ltd.

Address:A-19 Zhongguancun Kexin Industrial Park, Shuangjie Town, Beichen District, Tianjin

Phone: 86-

Attention: Yongning Jia

If to the Pledgor: Kai Xu

Address: A-19 Zhongguancun Kexin Industrial Park, Shuangjie Town, Beichen District, Tianjin

Phone: 86-

15.	Miscellaneous
15.1	The headings contained in this Agreement are for the convenience of reference only and shall not be used to interpret, explain or otherwise affect the meaning of the provisions of this Agreement.

15.2	The Parties agree to promptly execute any document and take any other action reasonably necessary or advisable to perform provisions and purpose of this Agreement.

15.3	The Parties confirm that this Agreement shall, upon its effectiveness, constitute the entire agreement and common understanding of the Parties with respect to the subject matters herein and fully supersede all prior verbal and/or written agreements and understandings with respect to the subject matters herein.

15.4	The Parties may amend and supplement this Agreement in writing. Any amendment and/or supplement to this Agreement duly signed by the Parties is an integral part of and has the same effect with this Agreement.

15.5	Any Party’s failure to exercise the rights under this Agreement in time shall not be deemed as its waiver of such rights and would not affect its future exercise of such rights.

15.6	If any provision of this Agreement is held void, invalid or unenforceable by a court of competent jurisdiction, governmental agency or arbitration authority, the validity, legality and enforceability of the other provisions hereof shall not be affected or impaired in any way. The Parties shall cease performing such void, invalid or unenforceable provisions and revise suchvoid, invalid or unenforceable provisions only to the extent closest to the original intention thereof to recover its validity or enforceability for such specific facts and circumstances.

15.7	Any schedule hereto is an integral part of and has the same effect with this Agreement.

15.8	This Agreement is made in five (5) originals with each Party holding one (1) original. And other originals are submitted to the AIC for proceeding with the formalities of registration of pledge of equity interests.
[No text below]

(Signature Page)

IN WITNESS THEREOF, each Party has signed or caused its legal representative to sign this Agreement as of the date first written above.

Party A: Chain Cloud Mall Network and Technology (Tianjin) Co., Ltd

/s/ Chain Cloud Mall Network and Technology (Tianjin) Co., Ltd

(Seal of Chain Cloud Mall Network and Technology (Tianjin) Co., Ltd)

Signature of authorized representative: /s/ Yongning Jia

Party B: Kai Xu

By:	/s/ Kai Xu

Party C: Chain Cloud Mall E-commerce (Tianjin) Co., Ltd.

/s/ Chain Cloud Mall E-commerce (Tianjin) Co., Ltd.

(Seal of Chain Cloud Mall E-commerce (Tianjin) Co., Ltd.)

Signature page for the Equity Pledge Agreement

Schedule 1:

Register of Shareholders of Chain Cloud Mall E-commerce (Tianjin) Co., Ltd.

Name of Shareholder	Shareholding Percentage	Registration of Pledge
Zeyao Xue	90%	In accordance with the Equity Pledge Agreement by and among Zeyao Xue, Chain Cloud Mall Network and Technology (Tianjin) Co., Ltd and Chain Cloud Mall E-commerce (Tianjin) Co., Ltd. dated July 31, 2019, Zeyao Xue has pledged all the equity interests held by him to Chain Cloud Mall Network and Technology (Tianjin) Co., Ltd.

Kai Xu	10%	In accordance with the Equity Pledge Agreement by and among Kai Xu, Chain Cloud Mall Network and Technology (Tianjin) Co., Ltd and Chain Cloud Mall E-commerce (Tianjin) Co., Ltd. dated July 31, 2019, Kai Xu has pledged all the equity interests held by him to Chain Cloud Mall Network and Technology (Tianjin) Co., Ltd.

Chain Cloud Mall E-commerce (Tianjin) Co., Ltd.

                                                         (Seal )

Legal representative (signature)

Date:

Schedule 2:

Chain Cloud Mall E-commerce (Tianjin) Co., Ltd.

Capital Contribution Certificate (No.: 001)

Company: Chain Cloud Mall E-commerce (Tianjin) Co., Ltd.

Date of Incorporation: April 04, 2019

Registered Capital: RMB 188,880,000

Shareholder: Zeyao Xue

Shareholder Ownership of E-commerce Tianjin: 90% of all equity interest of Chain Cloud Mall E-commerce (Tianjin) Co., Ltd.

In accordance with the Equity Pledge Agreement by and among Zeyao Xue, Chain Cloud Mall Network and Technology (Tianjin) Co., Ltd and Chain Cloud Mall E-commerce (Tianjin) Co., Ltd. dated July 31, 2019, Zeyao Xue has pledged all the equity interests held by him to Chain Cloud Mall Network and Technology (Tianjin) Co., Ltd.

Chain Cloud Mall E-commerce (Tianjin) Co., Ltd.

Signature: (Seal)
Name: Yongning Jia
Title: Legal representative
Date: July 31, 2019

Chain Cloud Mall E-commerce (Tianjin) Co., Ltd.

Capital Contribution Certificate (No.: 002)

Company: Chain Cloud Mall E-commerce (Tianjin) Co., Ltd.

Date of Incorporation: April 04, 2019

Registered Capital: RMB 188,880,000

Shareholder: Kai Xu

Shareholder Ownership of E-commerce Tianjin: 10% of all equity interest of Chain Cloud Mall Network and Technology (Tianjin) Co., Ltd.

In accordance with the Equity Pledge Agreement by and among Kai Xu, Chain Cloud Mall Network and Technology (Tianjin) Co., Ltd and Chain Cloud Mall E-commerce (Tianjin) Co., Ltd. dated July 31, 2019, Kai Xu has pledged all the equity interests held by him to Chain Cloud Mall Network and Technology (Tianjin) Co., Ltd.

Chain Cloud Mall E-commerce (Tianjin) Co., Ltd. (seal)

Signature: (Seal)
Name: Yongning Jia
Title: Legal Representative
Date: July 31, 2019